NewtekOne, Inc. Reports Second Quarter 2024 Financial Results Newtek Bank, N.A. Demonstrates Loan and Deposit Growth Maintains its 2024 Annual EPS Forecast in a Range of $1.85 to $2.05 per Basic and Diluted Common Share Boca Raton, Fla., August 5, 2024 - NewtekOne, Inc. (Nasdaq: NEWT), reports its financial and operating results for the three and six months ended June 30, 2024. NewtekOne Financial Highlights for the Three Months ended June 30, 2024 • Net income was $10.9 million, and earnings per share (“EPS”) was $0.43 per basic and diluted common share, for the three months ended June 30, 2024; a 13.2% increase, on a per share basis, compared to $9.7 million and $0.38 per basic and diluted common share, for the three months ended March 31, 2024, and a 59.3% increase, on a per share basis, compared to $7.0 million and $0.27 per basic and diluted common share, for the three months ended June 30, 2023. • Net interest income was $9.1 million for the three months ended June 30, 2024; an increase of 2.2% over $8.9 million for the three months ended March 31, 2024, and an increase of 59.6% over $5.7 million for the three months ended June 30, 2023. • Total assets were $1.6 billion at June 30, 2024; an increase of 14.3% from $1.4 billion at December 31, 2023. • Total borrowings were $652.0 million at June 30, 2024; an increase of 1.2% from $644.1 million at December 31, 2023. • NewtekOne completed a registered public offering of $71.875 million aggregate principal amount of its 8.50% Fixed Rate Senior Notes due 2029, listed on the Nasdaq Global Market® under the trading symbol “NEWTG” • Loans held for investment were $867.7 million at June 30, 2024; an increase of 7.6% over $806.1 million at December 31, 2023. • Net interest margin2 was 2.70% for the three months ended June 30, 2024; a decrease of 7.5% compared to 2.92% for the three months ended March 31, 2024, and an increase of 34.3% over 2.01% for the three months ended June 30, 2023. • Return on Tangible Common Equity (“ROTCE”)1 of 21.1% for the three months ended June 30, 2024; an increase of 2.4% over 20.6% for the three months ended March 31, 2024, and an increase of 37.0% over 15.4% for the three months ended June 30, 2023. • Return on Average Assets (“ROAA”)1,2 of 2.8% for the three months ended June 30, 2024; consistent with the 2.8% for the three months ended March 31, 2024, and an increase of 33.3% over 2.1% for the three months ended June 30, 2023. Exhibit 99.1 1

• Efficiency ratio2 of 66.3% for the three months ended June 30, 2024; a decrease of 6.1% compared to 70.6% for the three months ended March 31, 2024, and a decrease of 12.3% compared to 75.6% for the three months ended June 30, 2023. • Total risk-based capital ratio2 was 18.8% at June 30, 2024; a decrease of 1.6% over 19.1% at December 31, 2023. • Tier-1 leverage ratio2 was 13.7% at June 30, 2024; an increase of 0.7% over 13.6% at December 31, 2023. Post Second Quarter 2024 Highlights • The Company maintains its 2024 annual EPS forecast to a range of $1.85 to $2.05 per basic and diluted common share. • On July 19, 2024, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. • On July 23, 2024, NewtekOne's joint venture, Newtek-TSO II Conventional Credit Partners, LP, closed a $154.3 million alternative business loan backed securitization rated by Morningstar DBRS. • On August 1, 2024, Newtek Bank sold $3.0 million of past due and non-accrual loans acquired through the acquisition of National Bank of New York City. NewtekOne Financial Highlights for the Six Months ended June 30, 2024 • Net income was $20.6 million and EPS was $0.81 per basic and diluted common share, for the six months ended June 30, 2024, compared to $25.6 million and $1.03 per basic and diluted common share, for the six months ended June 30, 2023. Net income for the six months ended June 30, 2023 was positively impacted by an income tax benefit of $14.2 million, or $0.59 per basic and diluted share. Excluding this income tax benefit, EPS for the six months ended June 30, 2023 would have been $0.44 per basic and diluted share.1 • Net interest income was $18.0 million for the six months ended June 30, 2024; an increase of 74.8% over $10.3 million for the three months ended June 30, 2023. • Net interest margin2 was 2.81% for the six months ended June 30, 2024; an increase of 39.8% over 2.01% for the six months ended June 30, 2024. • ROTCE1 of 20.9% for the six months ended June 30, 2024; a decrease of 34.3% compared to 31.8% for the six months ended June 30, 2023. ROTCE for the six months ended June 30, 2023 was positively impacted by the income tax benefit in the first quarter of 2023. • ROAA1,2 of 2.8% for the six months ended June 30, 2024; a decrease of 33.3% compared to 4.2% for the six months ended June 30, 2023. ROAA for the six months ended June 30, 2023 was positively impacted by the income tax benefit in the first quarter of 2023. • Efficiency ratio2 of 68.4% for the six months ended June 30, 2024; a decrease of 13.7% compared to 79.3% for the six months ended June 30, 2023. Newtek Bank, N.A. • Total deposits3 were $663.7 million at June 30, 2024; an increase of 17.4% over $565.3 million at March 31, 2024 and an increase of 27.9% over $519.1 million in deposits at December 31, 2023. • Insured deposits represented approximately 79.1% of total deposits at June 30, 2024. • Net interest margin was 4.83% for the three months ended June 30, 2024; an increase of 0.2% over 4.82% for the three months ended March 31, 2024, and an increase of 51.9% over 3.18% for the three months ended June 30, 2023. Exhibit 99.1 2

• ROTCE1 of 48.8% for the three months ended June 30, 2024; an increase of 28.8% over 37.9% for the three months ended March 31, 2024, and an increase of 47.4% over 33.1% for the three months ended June 30, 2023. • ROAA1 of 6.4% for the three months ended June 30, 2024; an increase of 10.3% over 5.8% for the three months ended March 31, 2024, and an increase of 25.5% over 5.1% for the three months ended June 30, 2023. • Efficiency ratio1 of 42.3% for the three months ended June 30, 2024; a decrease of 15.6% from 50.1% for the three months ended March 31, 2024, and a decrease of 20.3% from 53.1% for the three months ended June 30, 2023. • Total risk-based capital ratio was 18.3% at June 30, 2024; a decrease of 3.2% from 18.9% at December 31, 2023. • Tier-1 leverage ratio was 13.6% at June 30, 2024; a decrease of 12.3% from 15.5% at December 31, 2023. Lending Highlights • SBA 7(a) loan closings of $229.8 million for the three months ended June 30, 2024; an increase of 18.06% over $194.7 million of SBA 7(a) loans closings for the three months ended June 30, 2023. • The Company forecasts $935.0 million in total SBA 7(a) loan fundings for 2024, which would represent a 14.7% increase over 2023. • Newtek Bank closed $16.4 million of SBA 504 loans for the three months ended June 30, 2024; an increase of 3.94% over $15.8 million SBA 504 loans closed for the three months ended June 30, 2023. • Newtek Bank and the Company’s non-bank lending subsidiaries closed $316.5 million of loans across all loan products for the three months ended June 30, 2024; a 26.33% increase over $250.5 million of loans closed for the same period in 2023. Barry Sloane, Chairman, President, and Chief Executive Officer said, "We are pleased to report EPS of $0.43 per basic and diluted common share for the second quarter of 2024. As our industry continues to experience the pains of higher short-term interest rates, an inverted yield curve and slumping commercial real estate prices, we continue to meet and exceed our expectations and have established ourselves as a differentiated and new model for a financial holding company, operating a nationally chartered bank." Mr. Sloane continued, “In addition, when examining the financial performance of Newtek Bank for the second quarter 2024, we are pleased by its powerful earnings model that has been consistently generating returns through the past six quarters, the term over which Newtek Bank has been owned by NewtekOne, its financial holding company. We want to continue to remind the marketplace that since January 2023, when NewtekOne converted to a financial holding company from a BDC, NewtekOne has met the challenges of operating under a different business model subject to different regulations. In addition, Newtek Bank's predecessor, the National Bank of New York City, was a 60 year old Flushing, New York based bank which required a complete modernization. We are very proud of the excellent job our management team has done in modernizing Newtek Bank to a state-of-the art technology enabled bank, and expect that investors and analysts are watching us grow Newtek Bank and see that we are meeting and beating our expectations. In addition, we believe that our business model, which is unique, can offer outstretched returns compared to a typical bank. For example, in the second quarter of 2024, Newtek Bank had an ROAA of 6.4%, an ROTCE of 48.8% and an efficiency ratio of 42.3%, none of which are typical returns produced by traditional banks. Indeed, we believe that Newtek Bank's returns are driven by its distinctive differentiated business model. Moreover, Newtek Bank's net interest margin continued to expand and reached 4.83% in the second quarter of 2024, while its average rate on deposits remained constant at 4.47%. Newtek Bank also experienced total loan growth of 13% over the first quarter 2024 and growth in deposits of 17% over the first quarter 2024." Exhibit 99.1 3 1 Non-GAAP; reconciliations of non-GAAP financial measures to the most comparable GAAP measures are set forth on the last page of the financial information accompanying this press release. 2 Assets under supervision, capital ratios, risk-weighted assets and supplementary leverage ratio are preliminary data and subject to change with our filings with regulatory agencies and our Form 10-Q for the period ended June 30, 2024. 3 Total deposits as reported include deposits from affiliates held at Newtek Bank, which are eliminated through consolidation on NewtekOne's consolidated financial statements.

Mr. Sloane further commented, "As we have previously communicated to the market, we believe that the two of the most important catalysts to our growth in quality EPS will be our ability to acquire commercial deposits at lower interest rates and to grow our alternative loan program ("ALP") at the holding company. We are grateful that our management team continues to execute on our goals of raising lower-cost commercial deposits as well as originating high-quality loans in the current higher interest rate environment. In addition to a business model that has consistently performed to meet or exceed our expectations, we could not be more pleased with the results that our joint venture Newtek TSO-II Conventional Credit Partners achieved in its July 23, 2024 ALP securitization, NALP Business Loan Trust 2024–1, when it sold $154.3 million of notes rated “A (sf)” and “BBB (high) (sf)” by Morningstar DBRS and collateralized by approximately $191 million of ALP loans originated by NewtekOne's ALP. More information on this deal, can be found through the following link NALP Business Loan Trust 2024-1. When one considers the coupon, both gross and net of servicing (an asset owned by NewtekOne), on the ALP loans that went into the securitization and the cost of the securitized debt, you should be able to see why we view this business as very profitable and a growth opportunity for NewtekOne and its shareholders. In addition, the ALP provides tremendous value for our customers looking for long amortizations, with respect to the principal repayment, and no balloon payments, as well as the desire for smaller monthly principal and interest payments and full flexibility to run their business. The ALP allows us to reach out to and satisfy the financial needs of a larger pool of borrowers, including larger and higher credit- worthy borrowers that come through our NewTracker® referral platform.” Mr. Sloane concluded, “We ended the second quarter with $136 million of commercial depository accounts, up from $116 million at the end of the first quarter 2024, which represents approximately 20% of our total deposits. We anticipate finishing the calendar year 2024 with between $200 million and $250 million of commercial depository accounts. We look forward to a complete review of our quarterly performance in our conference call tomorrow morning at 8:30am ET. You can register online through the following link NewtekOne Second Quarter 2024 Financial Results.” Second Quarter 2024 Conference Call and Webcast A conference call to discuss the second quarter 2024 financial results will be hosted by Barry Sloane, President, Chairman and Chief Executive Officer and M. Scott Price, Chief Financial Officer, tomorrow, Tuesday, August 6, 2024, 8:30 a.m. EDT. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. Second Quarter 2024 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. Second Quarter 2024 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of 90 days. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with Newtek Bank and NewtekOne's non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state- of-the-art, cost-efficient products and services and efficient business strategies to our independent business owner relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Exhibit 99.1 4

Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company®, Newtek Advantage® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the quarterly period ended June 30, 2024. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. In addition, earnings per share guidance reflects risks, uncertainties and assumptions with respect to facts and circumstances that are beyond our control, in particular concerning interest rates, monetary policy and prevailing economic conditions (including the impacts from a government shutdown ) during the relevant periods, any of which may differ significantly from our assumptions about the applicable period, causing our actual operating results, including our earnings per share, to differ materially from the stated guidance. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com Exhibit 99.1 5

ASSETS (Unaudited) Cash and due from banks $ 36,909 $ 15,398 Restricted cash 36,832 30,919 Interest bearing deposits in banks 132,597 137,689 Total cash and cash equivalents 206,338 184,006 Debt securities available-for-sale, at fair value 28,418 32,171 Loans held for sale, at fair value 179,739 118,867 Loans held for sale, at LCM 59,402 56,607 Loans held for investment, at fair value 415,893 469,801 Loans held for investment, at amortized cost, net of deferred fees and costs 451,829 336,305 Allowance for credit losses (21,098) (12,574) Loans held for investment, at amortized cost, net 430,731 323,731 Federal Home Loan Bank and Federal Reserve Bank stock 3,765 3,635 Settlement receivable 79,928 62,230 Joint ventures, at fair value (cost of $63,506 and $37,864), respectively 69,803 40,859 Non-control investments (cost of $680 and $796), respectively 740 728 Goodwill and intangibles 29,783 30,120 Right of use assets 5,110 5,701 Deferred tax asset, net 1,943 5,230 Servicing assets 44,633 39,725 Other assets 60,778 56,102 Total assets $ 1,617,004 $ 1,429,513 LIABILITIES AND SHAREHOLDERS' EQUITY Liabilities: Deposits: Noninterest-bearing $ 4,921 $ 10,053 Interest-bearing 605,504 453,452 Total deposits 610,425 463,505 Borrowings 651,972 644,122 Dividends payable 5,247 4,792 Lease liabilities 6,225 6,952 Due to participants 22,407 23,796 Accounts payable, accrued expenses and other liabilities 46,726 37,300 Total liabilities 1,343,002 1,180,467 Shareholders' Equity: Preferred stock (par value $0.02 per share; authorized 20 shares, 20 shares issued and outstanding) 19,738 19,738 Common stock (par value $0.02 per share; authorized 199,980 shares, 25,852 and 24,680 issued and outstanding, respectively) 517 492 Additional paid-in capital 215,633 200,913 Retained earnings 38,251 28,051 Accumulated other comprehensive loss, net of income taxes (137) (148) NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) June 30, 2024 December 31, 2023 Exhibit 99.1 6

Total shareholders' equity 274,002 249,046 Total liabilities and shareholders' equity $ 1,617,004 $ 1,429,513 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) June 30, 2024 December 31, 2023 Exhibit 99.1 7

Exhibit 99.1

NEWTEKONE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Thousands, except for Per Share Data)

	Three Months Ended			Six Months Ended	
	June 30, 2024	March 31, 2024	June 30, 2023 (as restated)	June 30, 2024	June 30, 2023 (as restated)
Interest income					
Debt securities available-for-sale	$ 374	460	$ 415	$ 834	$ 647
Loans and fees on loans	26,773	24,985	19,607	51,758	37,109
Other interest earning assets	2,206	1,622	2,531	3,828	3,512
Total interest income	29,353	27,067	22,553	56,420	41,268
Interest expense					
Deposits	6,865	5,576	4,051	12,441	5,526
Notes and securitizations	11,118	10,827	9,083	21,945	17,801
Bank and FHLB borrowings	2,244	1,758	3,746	4,002	7,685
Total interest expense	20,227	18,161	16,880	38,388	31,012
Net interest income	9,126	8,906	5,673	18,032	10,256
Provision for credit losses	5,799	4,015	2,575	9,814	3,893
Net interest income after provision for credit losses	3,327	4,891	3,098	8,218	6,363
Noninterest income					
Dividend income	368	386	505	754	1,009
Loan servicing asset revaluation	(1,861)	(1,735)	(534)	(3,596)	385
Servicing income	4,606	5,357	4,299	9,963	8,702
Net gains on sales of loans	22,564	20,292	13,364	42,856	19,731
Net gain (loss) on loans under the fair value option	(2,894)	2,798	4,363	(96)	10,268
Technology and IT support income	5,174	5,770	6,371	10,944	13,080
Electronic payment processing income	12,645	10,987	10,676	23,632	21,004
Other noninterest income	11,418	5,512	5,241	16,930	12,462
Total noninterest income	52,020	49,367	44,285	101,387	86,641
Noninterest expense					
Salaries and employee benefits expense	20,790	20,506	18,374	41,296	37,447
Technology services expense	3,420	3,408	3,466	6,828	7,269
Electronic payment processing expense	5,693	4,846	4,838	10,539	9,342
Professional services expense	2,743	4,565	3,156	7,308	6,596
Other loan origination and maintenance expense	3,015	2,244	2,313	5,259	5,094
Depreciation and amortization	521	532	750	1,053	1,541
Other general and administrative costs	4,382	5,058	4,880	9,440	9,511
Total noninterest expense	40,564	41,159	37,777	81,723	76,800
Net income before taxes	14,783	13,099	9,606	27,882	16,204
Income tax expense (benefit)	3,838	3,449	2,595	7,287	(9,357)
Net income	10,945	9,650	7,011	20,595	25,561
Dividends to preferred shareholders	(400)	(400)	(400)	(800)	(649)
Net income available to common shareholders	$ 10,545	$ 9,250	$ 6,611	$ 19,795	$ 24,912
Earnings per share:					
Basic	$ 0.43	$ 0.38	$ 0.27	$ 0.81	$ 1.03
Diluted	$ 0.43	$ 0.38	$ 0.27	$ 0.81	$ 1.03

8

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three and six month periods ended have been annualized based on calendar days.

Reconciliation of Core EPS to GAAP EPS:

	Six Months Ended June 30, 2023			Three Months Ended June 30, 2023		
	GAAP EPS	**Adjustments**	**Core EPS**	**GAAP EPS**	**Adjustments**	**Core EPS**
	Based on Net Income	Discrete Tax Benefits on Reorg	Based on Adjusted Net Income	Based on Net Income	Discrete Tax Benefits on Reorg	Based on Adjusted Net Income
Net income before taxes	$ 16,204	$ —	$ 16,204	$ 9,606	$ —	$ 9,606
Income tax expense (benefit)	(9,357)	14,244	4,887	2,595	—	2,595
Net income	25,561	(14,244)	11,317	7,011	—	7,011
Preferred dividends	(649)	—	(649)	(400)	—	(400)
Net income available to common shareholders	$ 24,912	$ (14,244)	$ 10,668	$ 6,611	$ —	$ 6,611
Basic:						
Income available to common shareholders	$ 24,912	$ (14,244)	$ 10,668	$ 6,611	$ —	$ 6,611
Weighted-average basic shares outstanding	24,223	—	24,223	24,264	—	24,264
Basic	$ 1.03	$ 0.59	$ 0.44	$ 0.27	$ —	$ 0.27
Diluted:						
Income available to common shareholders	$ 24,912	$ (14,244)	$ 10,668	$ 6,611	$ —	$ 6,611
Total weighted-average diluted shares outstanding	24,298	—	24,298	24,306	—	24,306
Diluted	$ 1.03	$ 0.59	$ 0.44	$ 0.27	$ —	$ 0.27

9

Exhibit 99.1

Reconciliation of Newtek Bank and NewtekOne Inc. Non-GAAP Measures:

Newtek Bank, NA	As of and for the three months ended			As of and for the six months ended	
(in thousands)	June 30, 2024	March 31, 2024	June 30, 2023 (as restated)	June 30, 2024	June 30, 2023 (as restated)
Return on Average Tangible Common Equity					
Numerator: Net Income (Loss) (GAAP)	$12,453	$9,402	$6,179	$21,855	$4,258
Average Total Shareholders' Equity[1]	103,678	100,792	77,176	102,235	75,072
Deduct: Average Goodwill and Intangibles[1]	1,052	1,100	2,195	1,076	2,193
Denominator: Tangible Average Common Equity[1]	$102,626	$99,692	$74,981	$101,159	$72,879
Return on Average Tangible Common Equity[1]	48.8%	37.9%	33.1%	43.4%	11.8%
Return on Average Assets					
Numerator: Net Income (GAAP)	$12,453	$9,402	$6,179	$21,855	$4,258
Denominator: Average Assets[1]	782,138	652,609	485,963	717,374	386,512
Return on Average Assets[1]	6.4%	5.8%	5.1%	6.1%	2.2%
Efficiency Ratio					
Numerator: Non-Interest Expense (GAAP)	$17,308	$17,433	$13,844	$34,741	$27,066
Net Interest Income (GAAP)	9,310	7,722	3,771	17,032	5,782
Non-Interest Income (GAAP)	31,641	27,226	21,865	58,867	31,725
Denominator: Total Income	$40,951	$34,948	$25,636	$75,899	$37,507
Efficiency Ratio[1]	42.3%	49.9%	54.0%	45.8%	72.2%

NewtekOne, Inc.	As of and for the three months ended			As of and for the six months ended	
(dollars and number of shares in thousands)	June 30, 2024	March 31, 2024	June 30, 2023 (as restated)	June 30, 2024	June 30, 2023 (as restated)
Return on Average Tangible Common Equity					
Numerator: Net Income (GAAP)	$10,945	$9,650	$7,011	$20,595	$25,561
Average Total Shareholders' Equity[1]	258,326	237,831	234,018	248,079	214,014
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738	19,738	19,738
Average Common Shareholders' Equity[1]	238,588	218,093	214,280	228,341	194,276
Deduct: Average Goodwill and Intangibles[1]	29,883	30,060	31,879	29,972	31,971
Denominator: Average Tangible Common Equity[1]	$208,705	$188,033	$182,401	$198,369	$162,305
Return on Tangible Common Equity[1]	21.1%	20.6%	15.4%	20.9%	31.8%
Return on Average Assets					
Numerator: Net Income (GAAP)	$10,945	$9,650	$7,011	$20,595	$25,561
Denominator: Average Assets[1]	1,551,009	1,401,554	1,355,410	1,476,284	1,240,052
Return on Average Assets[1]	2.8%	2.8%	2.1%	2.8%	4.2%
Efficiency Ratio					
Numerator: Non-Interest Expense (GAAP)	$40,564	$41,159	$37,777	$81,723	$76,800
Net Interest Income (GAAP)	9,126	8,906	5,673	18,032	10,256
Non-Interest Income (GAAP)	52,020	49,367	44,285	101,387	86,641
Denominator: Total Income	$61,146	$58,273	$49,958	$119,419	$96,897
Efficiency Ratio[1]	66.3%	70.6%	75.6%	68.4%	79.3%

[1] Non-GAAP

10

Exhibit 99.1

Reconciliation of NewtekOne, Inc. Tangible Book Value:

NewtekOne, Inc.	June 30, 2024	March 31, 2024	June 30, 2023 (as restated)
Tangible Book Value Per Share			
Total Shareholders' Equity (GAAP)	$274,002	$254,132	$235,449
Deduct: Goodwill and Intangibles (GAAP)	29,783	29,944	31,667
Numerator: Total Tangible Book Value[1]	$244,219	$224,188	$203,782
Denominator: Total Number of Shares Outstanding	25,852	24,715	24,615
Tangible Book Value Per Share[1]	$9.45	$9.07	$8.28
Tangible Book Value Per Common Share			
Total Tangible Book Value[1]	$244,219	$224,188	$203,782
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738
Numerator: Tangible Book Value Per Common Share[1]	$224,481	$204,450	$184,044
Denominator: Total Number of Shares Outstanding	25,852	24,715	24,615
Tangible Book Value Per Common Share[1]	$8.68	$8.27	$7.48

[1] Non-GAAP

11